Consent of Independent Public Accountants

To the Shareholders and Trustees of
Pioneer Bond Fund:

As independent public accountants, we hereby consent to the use of our report on Pioneer Bond Fund dated August 10, 2001 (and to all references to our firm) included in or made a part of Pioneer Bond Fund's Post-Effective Amendment No. 34 and Amendment No. 33 to Registration Statement File Nos. 2-62436 and 811-02864, respectively.


/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachuestts
October 26, 2001